SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):     June 12, 2001

                         WESTERN STANDARD CORPORATION
            (Exact name of registrant as specified in its charter)

                                    WYOMING
                (State or other jurisdiction of incorporation)

       000-03802                                  83-0184378
(Commission File Number)                    (IRS Employer I.D. No.)

                              205 South Broadway
                           Riverton, Wyoming  82501
                   (Address of principal executive offices)

                                (307) 856-9288
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

      Western Standard Corporation today announced that its Board of Directors has undertaken to explore ways to realize value for its shareholders, and endorsed the actions of the directors of Snow
King Resort, Inc. (SKRI). As an initial step, SKRI has engaged Sonnenblick-Goldman Company to advise its Board and help determine a specific strategy and the transactional value of the Snow King Resort properties.

      Western Standard's largest asset is its equity interest in SKRI. SKRI owns and operates the Snow King ski resort and hotel in Jackson, Wyoming and engages in real estate activities in the immediate area. See the press release attached as an exhibit hereto for further details.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements - none.

(b)  Exhibits - filed herewith.

Exhibit NO.                       Description

2001.1                            Press release dated June 12, 2001



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WESTERN STANDARD CORPORATION



Date:  June 12, 2001               By: /s/ Stanford E. Clark
                                       Stanford E. Clark,
                                       President









































EXHIBIT NO. 2001.1
FOR IMMEDIATE RELEASE:  JUNE 12, 2001

                    WESTERN STANDARD CORPORATION ANNOUNCES
                     PLAN TO EXPLORE BUSINESS ALTERNATIVES

      Jackson, Wyoming - Western Standard Corporation (OTCBB: WSTD) announced today that its Board of Directors has undertaken an exploration of strategic alternatives to realize value for its shareholders, and endorsed the actions of the directors of Snow
King Resort, Inc. (SKRI). As an initial step, SKRI has engaged Sonnenblick-Goldman Company to advise its Board and help determine a specific strategy and the transactional value of the Snow King Resort properties.

      Western Standard's largest asset is its equity interest in SKRI. SKRI owns and operates the Snow King ski resort and hotel in Jackson, Wyoming and engages in real estate activities in the immediate area.

      Manuel B. Lopez, President of Snow King Resort, Inc. stated that "Snow King Resort's Board has engaged Sonnenblick-Goldman Company to evaluate different ways to maximize the value of our Snow King properties. Some of our strategic options include enhancing our operating performance, continuing to reduce our long-term debt and pursue local real estate development opportunities. The Board will consider alternatives such as providing shareholder liquidity through some form of re-capitalization, a transaction with another party involving all or part of the Snow King properties, a joint venture, or seeking additional development capital. Sonnenblick-Goldman has a great deal of experience in real estate transactions nationwide as well as overseas. We are confident of their abilities to represent us well."

      "In any event," Lopez added, "the Board will be sympathetic to the needs and concerns of our valued employees and sensitive to the expectations of the community and local, state and federal governmental authorities."

      "Several months may elapse before the Snow King Board identifies a particular proposal that may be in the best interest of shareholders," Lopez stated, "and it may be that the Board will be unable to find any suitable proposal."

      Stan E. Clark, President of Western Standard, stated, "This action reflects the Board's continuing commitment to maximizing Western Standard's shareholder value. Our financial performance has been good and management continues to do a solid job. However, the Board is concerned about the languishing price of our stock and the ability of our shareholders to realize and enjoy the value of their holdings." He added that, "if the Board does accept and decide to recommend a proposal to our shareholders, the value they may realize could be in excess of the price of our stock, the trading in which is limited and sporadic."
      This press release contains statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Western Standard Corporation files from time to time with the Securities and Exchange Commission for a discussion of the business, operations and properties of Western Standard and SKRI, and Western Standard's equity interest in SKRI. See http://www.sec.gov.